Exhibit 21

Listing of parent and subsidiaries wholly owned, unless otherwise noted, by Florida East Coast Industries, Inc. as of December 31, 2004:

Name of Subsidiary	State of Incorporation/Organization
Florida East Coast Railway, LLC	Florida

Railroad Track Construction Corporation	Florida
(100% owned by Florida East Coast Railway)

Florida East Coast Deliveries, Inc.	Florida
(100% owned by Florida East Coast Railway)

Flagler Development Company	Florida

Gran Central – Deerwood North, LLC	Delaware
(100% owned by Flagler Development Company)

FEC Highway Services, Inc.	Florida

Florida Express Logistics, Inc.	Florida
(100% owned by FEC Highway Services, Inc.)

PE Land Holdings, LLC	Florida

FDC PE Building I, Inc.	Florida

FDC PE Building II, Inc.	Florida

FDC PE Building III, Inc.	Florida

Beacon Station 22, 23 and 24 Limited Partnership	Delaware
(100% owned by Flagler Development Company)

Flagler Transportation Services, Inc.	Florida

Flagler Development Realty, Inc.	Florida
(100% owned by Flagler Development Company)

GCC Beacon 22, 23, & 24, LLC	Florida
(100% owned by Flagler Development Company)

GCC Weston Office, Inc.	Florida
(100% owned by Flagler Development Company)

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